                                                                     EXHIBIT 1.1

                                                       Draft of October 16, 1996


                             NOBLE AFFILIATES, INC.

           4 1/4% Convertible Subordinated Notes due November 1, 2003

                               STANDBY AGREEMENT

                                                                October 17, 1996

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

              Noble Affiliates, Inc., a Delaware corporation (the "Company"), proposes to call for redemption on November 1, 1996 (the "Redemption Date") all of its outstanding 4 1/4% Convertible Subordinated Notes due November 1, 2003 (the "Notes") at a redemption price of $1,029.75 for each $1,000 principal amount thereof (the "Redemption Price"). The Notes are convertible into shares of the Company's Common Stock, par value $3.33 1/3 per share (the "Common Stock"). The right to convert the Notes into Common Stock will terminate at 5:00 p.m., New York City time, on the Redemption Date. The Company desires to make arrangements with you (the "Purchaser") pursuant to which the Purchaser will purchase authorized but unissued shares of Common Stock which would have been delivered upon conversion of those Notes which are either (i) duly surrendered for redemption or (ii) not duly surrendered for conversion or redemption (the "Nonresponse Redemption Shares") prior to 5:00 p.m., New York City time, on the Redemption Date (collectively, the "Shares"), at a purchase price equal to $37.74 per share. The shares of Common Stock purchased by the Purchaser hereunder, including the Failed Shares (as hereinafter defined), are referred to herein as the "Purchased Shares". The Company confirms its agreement with you as follows.

              SECTION 1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

              (a) The Company has prepared and filed, or will file promptly after the execution hereof, with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of the Shares. Such registration statement is in the form heretofore (including all documents incorporated by reference in the prospectus contained therein) delivered to you or your counsel, and no other document with respect to such registration statement or documents incorporated by reference has heretofore been filed or transmitted for filing with the Commission. The registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time the registration statement becomes effective, each as amended at the time the registration statement becomes effective, and the prospectus constituting a part of the registration statement on file with the Commission at the time the registration statement becomes effective, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are hereinafter called the "Registration Statement" and the "Prospectus", respectively, except that if any prospectus shall be filed with the Commission and provided to the Purchaser by the Company for use in connection with the offering of the Common Stock by the Purchaser which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such Prospectus is required to be filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act), the term "Prospectus" shall refer to such prospectus from and after the time it is first provided to the Purchaser for such use, and if the Company files any documents pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement becomes effective and prior to the termination of the offering of the Common Stock by the Purchaser, which documents are deemed to be incorporated by reference into the Prospectus, the terms "Registration Statement" and "Prospectus" shall refer to said Registration Statement and Prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

              (b) The Registration Statement and any amendment thereto, in each case at the time it becomes effective under the Act, will conform in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and will not, as of such effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto, at the time the Registration Statement becomes effective (unless the term "Prospectus" refers to a prospectus which has been provided to the Purchaser by the Company for use in connection with the offering of Common Stock by the Purchaser which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Purchaser for such use) and at all times through termination of the offering of the Common Stock by the Purchaser, will conform in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the time any prospectus which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective is first provided to the Purchaser for use, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Prospectus. There are no contracts or documents of the Company or any of its consolidated subsidiaries which





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
       would be required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which have not been filed as exhibits to the Registration Statement.

              (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, when considered with the other information in the Prospectus, at the time the Registration Statement becomes effective, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents filed with the Commission and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Prospectus.

              (d) The financial statements of the Company and its subsidiaries, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified, and have been prepared, in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The pro forma financial information included or incorporated by reference in the Registration Statement and Prospectus has been prepared in accordance with the rules and regulations of the Commission with respect to pro forma financial statements, fairly presents the information shown therein and has been properly compiled on the pro forma basis described therein; the assumptions used in the preparation of such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and events referred to therein.

              (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and prior to the Time of Mailing (as hereinafter defined), any loss or interference with its business from fire, explosion, flood or other calamity, or from





                                      -3-
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       any labor dispute or court or governmental action, order or decree, that is material to the Company and its subsidiaries taken as a whole (taking into account any insurance proceeds that may have been received), otherwise than as set forth or contemplated in the Prospectus (or indicated in the financial statements included or incorporated by reference therein); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its Common Stock other than regular quarterly dividends.

              (f) The Company and each of its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which its ownership of real property or interests therein or the conduct of its business requires such qualification except where the failure to be so qualified can be remedied without material cost to the Company or, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except for any directors' qualifying shares or as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest or other encumbrance or claim affecting transferability or voting.

              (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; all of the shares of Common Stock to be issued by the Company pursuant to this Agreement have been duly authorized and, when issued and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; and the shareholders of the Company have no preemptive rights with respect to the Common Stock.

              (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries taken as a whole, and there has not been any material change, or any development which could reasonably be expected to involve a prospective material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole.





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              (i)    Except as set forth in the Prospectus, there is not
       pending or, to the knowledge of the Company, threatened any action, suit, claim, investigation or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to (i) result in any material adverse change in the condition (financial or other), business, net worth or results of operations of the Company and its subsidiaries taken as a whole, or (ii) materially and adversely affect the consolidated properties or assets thereof.

              (j) There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

              (k) The performance of this Agreement and the consummation of the transactions herein contemplated, including, without limitation, the call of the Notes for redemption, the redemption of the Notes, and the issue and sale of the shares of Common Stock by the Company as contemplated by this Agreement, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the call of the Notes for redemption, the redemption of the Notes, the issue and sale of shares of Common Stock by the Company as contemplated by this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act or state securities laws; the Company has full power and authority to authorize, issue and sell the shares of Common Stock as contemplated by this Agreement; and all taxes, if any, required to be paid by the Company with respect to the redemption of the Notes and the issuance of shares of Common Stock upon conversion of the Notes or otherwise pursuant to this Agreement, have been or will be paid by the Company.

              (l) Each of the Company and its subsidiaries owns title (consistent with customary practice in the oil and gas industry for the type and location of the relevant properties and assets) to its material oil and gas properties, free and clear of any encumbrances, except for liens for taxes or charges of mechanics or materialmen not yet due or which are being challenged in good faith, encumbrances under gas sales contracts, operating agreements, unitization and pooling agreements and other similar agreements as are customarily found in connection with comparable operations and title defects that are, singly and in the aggregate, not material in amount and do not interfere in any material respect with its use or enjoyment of such material oil and gas properties.





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              (m)    The Company and each of its subsidiaries carry, or are
       covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

              (n) Except as described in the Prospectus, there has been no storage, disposal, generation, manufacture, spill, discharge, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not reasonably be expected to result in, singularly or in the aggregate with all such violations and remedial actions, any material adverse effect on the consolidated financial position, shareholders' equity, results of operations or business of the Company and its subsidiaries that has not heretofore been reflected in the Company's consolidated financial statements; and the terms "hazardous wastes," "toxic wastes" and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

              (o) At the close of business on October 16, 1996, $230,000,000 aggregate principal amount of the Notes remained outstanding; the Notes are convertible in accordance with the terms of the Indenture between the Company and United States Trust Company of New York (the "Trustee") dated as of October 14, 1993 (the "Indenture"), until 5:00 p.m., New York City time, on the Redemption Date, into Common Stock at a conversion price of $36.65 of principal amount of Notes per share of Common Stock; and from and after the time the Registration Statement becomes effective and until 5:00 p.m., New York City time, on the Redemption Date, the Company will take no action which would result in any change in the conversion price.

              (p) No holder of outstanding shares of Common Stock has any rights to the registration of shares of Common Stock or other securities of the Company which would or could require such securities to be included in the Registration Statement.

              (q) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of any Notes into Common Stock.

              (r) The Company has instructed the Trustee to cooperate with you in order to facilitate the conversion of Notes acquired by you until 5:00 p.m., New York City time, on the Redemption Date.

              (s) The Shares have been listed, subject to notice of issuance, on the New York Stock Exchange.





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              Any certificate signed by any officer of the Company and
delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

              SECTION 2. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, all of the Purchased Shares at a purchase price of $37.74 per share (the "Purchase Price").

              Promptly after the close of business on the Redemption Date, the Company shall notify the Purchaser in writing after conferring with the Trustee of the principal amount of Notes that have been converted.

              The closing (the "Closing") of the purchase and sale of the Shares shall occur at 10:00 A.M. (New York City time) on November 6, 1996, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine (the "Closing Date"), at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201. Payment for the Shares shall be by wire transfer in immediately available funds. The Company will deliver to you certificates evidencing the Purchased Shares (in definitive form and registered in such names and in such denominations as you shall request by written notice to the Company). A "business day" shall be a day on which the Commission's office in Washington, D.C., and banks and securities exchanges in New York, New York, are open for business. Delivery of the certificates evidencing the Purchased Shares is to be made at your office at 299 Park Avenue, New York, New York 10171, or as you may otherwise designate in writing.

              For purposes of expediting the checking and packaging of any certificates to be delivered at the Closing, the Company shall make certificates available for inspection at the office of the Purchaser, 299 Park Avenue, New York, New York 10171, at least 24 hours prior to the Closing.

              As compensation to you for your commitment hereunder the Company will pay to you, by wire transfer in immediately available funds, (a) on the date hereof, $2,368,425.00 as a standby fee and (b) at the Closing, or you may deduct the same from the above payment for the Shares, an additional amount per Share purchased (the "Take-up Amount") as follows: as to the number of Shares purchased up to 627,557 Shares, 2.75% of the Purchase Price; as to any additional Shares purchased up to 1,882,673 Shares, 3.75% of the Purchase Price; as to any additional Shares purchased up to 3,137,789 Shares, 4.75% of the Purchase Price; and as to any additional Shares purchased, 6.50% of the Purchase Price; provided, however, that for the purpose of calculating the Take-Up Amount, the number of Nonresponse Redemption Shares shall be excluded from the number of Shares so purchased.

              With respect to any Nonresponse Redemption Shares acquired by you pursuant to this Agreement, you agree to share any profit on resale of such shares with the Company. For purposes of this Agreement, the "Adjustment Amount" equals the aggregate sales price of the Nonresponse Redemption Shares, less the aggregate purchase price paid by





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the Purchaser in respect of such shares.  Such Adjustment Amount is to be computed after deduction of selling concessions and commissions, transfer taxes and your cost of carrying such position (which, for purposes of this Agreement, shall be deemed to accrue at a rate of 4% per annum). Upon the completion of such sales, you shall furnish to the Company a statement setting forth the sales price or prices for such shares and the applicable selling concessions and commissions, transfer taxes and cost of carrying. Nothing contained herein shall limit your right, in your discretion, to determine the price or prices at which, and the time or times when, any such shares shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account. For the purpose of this paragraph, any Nonresponse Redemption Shares not sold by you or for your account prior to the close of business on the tenth day after the Redemption Date shall be deemed to have been sold on such tenth day for an amount equal to the reported last sale price regular way of the Common Stock on the New York Stock Exchange Composite Tape on such day. The Adjustment Amount shall be allocated 50% to the Purchaser and 50% to the Company. Any Adjustment Amount payable by the Purchaser to the Company shall be paid promptly to the Company.

              SECTION 3. Covenants. The Company covenants and agrees with you:

              (a) To make no further amendment or any supplement to the Registration Statement or Prospectus (other than a document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) prior to the termination of the offering of Common Stock by the Purchaser which shall be disapproved by you promptly after reasonable notice thereof (which disapproval shall not be unreasonable); to advise you promptly of any such amendment or supplement and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise you, promptly after it receives notice thereof, of the time when the Registration Statement or any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares or any shares of Common Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the events of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

              (b) Promptly from time to time to use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the

       Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

              (c) To furnish you, without charge, two signed copies of the Registration Statement as originally filed and of each amendment thereto, including all exhibits thereto and documents incorporated by reference therein, and to furnish you, without charge, such number of conformed copies of the Registration Statement as originally filed and each amendment thereto, excluding exhibits thereto, and such number of the documents incorporated by reference therein, as you may reasonably request.

              (d) To furnish you, without charge, copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you as many copies as you may from time to time reasonably request of an amended prospectus or a supplement to the prospectus which will correct such statement or omission or effect such compliance.

              (e) To make generally available to its security-holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158), it being understood that the Company intends to satisfy this requirement by delivery of its annual reports on Form 10-K and its quarterly reports on Form 10-Q.

              (f) During the period beginning from the date hereof and continuing through the Redemption Date, and, if the Purchaser purchases any Purchased Shares, further continuing through the date 90 days after the Redemption Date, not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any other security convertible into or exchangeable for shares of Common Stock (the "Restricted Securities"), except for any Restricted Security issued by the Company pursuant to its employee benefit plans or shares of Common Stock issued or distributed in connection with the conversion of the Notes or any other security of the Company outstanding on the date hereof, without your prior written consent (such consent not to be unreasonably withheld).

              (g) On the date the Registration Statement becomes effective, to mail or cause to be mailed to holders of Notes a Prospectus and a notice of redemption (the

       "Notice of Redemption") of all the Notes on the Redemption Date in accordance with the terms of the Indenture, the time of the first such mailing being called herein the "Time of Mailing"; and the Company will cause notice of redemption to be given by press release at such times as you and the Company may mutually agree.

              (h) To advise you daily or direct the Trustee to advise you daily of the respective principal amount of Notes surrendered for conversion into Common Stock and surrendered for redemption on the preceding day.

              (i) To supplement the Prospectus, or file a post-effective amendment to the Registration Statement, after the Redemption Date to set forth the results of the call for redemption and other information that may be required to comply with the rules of the Commission, if applicable, and, if the Purchaser purchases any Shares hereunder, not later than 15 days after the Redemption Date, to file a post-effective amendment to the Registration Statement or to take such other steps as may be necessary to remove from registration all shares of Common Stock which have not been issued to the Purchaser pursuant to Section 2 hereof.

              SECTION 4. Payment of Expenses. The Company covenants and agrees with you that the Company will pay or cause to be paid the following:
(i) the fees, disbursements and expenses of the Company's counsel and accountants and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof; (ii) the costs of any filing with the National Association of Securities Dealers, Inc., if required; (iii) all costs and expenses, including printing expenses, in connection with the preparation and mailing of the Notice of Redemption and related documents and the publication of any advertisement relating to the redemption of the Notes; (iv) all costs and expenses in connection with the issuance and delivery of shares of Common Stock upon conversion of the Notes, including transfer taxes, if any, and the fees and expenses of the Trustee, and as otherwise contemplated by this Agreement; (v) the cost of printing or producing this Agreement, any Blue Sky Memorandum or survey and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (vi) all expenses in connection with the qualification of the shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Purchaser in connection with such qualification and in connection with any Blue Sky Memorandum or survey; (vii) the cost of preparing the Shares; (viii) all reasonable out-of-pocket expenses of the Purchaser (other than any selling concessions and commissions) and fees, disbursements and expenses of counsel for the Purchaser in connection with this Agreement and the transactions contemplated hereby; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

              You agree that in the event the Trustee should require from the Company any deposit of funds pursuant to Section 1106 of the Indenture, you shall advance such funds to the Company and deposit such funds with the Trustee on behalf of the Company (such advance and deposit a "Trustee Deposit"). The Company agrees to repay or to cause the Trustee to repay to you any such Trustee Deposit as soon as the Trustee no longer requires such funds to be deposited with it pursuant to Section 1106 of the Indenture. The Company agrees further to reimburse you on the Closing Date in an amount equal to your cost of funds on any such Trustee Deposit from the date of such deposit through the Closing Date.

              SECTION 5. Conditions of Purchaser's Obligations. Your obligations hereunder shall be subject, in your discretion, to the condition that all representations and warranties of the Company herein are, at and as of the date hereof and the date of the Closing (as if made on and as of such dates), true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions, it being understood, however, that the representation and warranty in Section 1(e) and the condition in Section 5(g) shall extend only to the Time of Mailing:

              (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof.

              (b) On the date the Registration Statement becomes effective (prior to the mailing of the Notice of Redemption) and on the Closing Date you shall have received:

              (1) The written opinion of Thompson & Knight, P.C., counsel for the Company, dated the date the Registration Statement becomes effective and the Closing Date, respectively, substantially to the effect that:

                     (i) The Company and each of Noble Gas Marketing, Inc., Noble Trading, Inc., Samedan Oil Corporation and Energy Development Corporation ("EDC") (each, a Material Subsidiary) has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus; and all of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest or other encumbrance or claim affecting transferability or voting;

                     (ii) The Notes are convertible into Common Stock of the Company in accordance with the terms of the Indenture; and the shares of such Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion, and, when so issued and delivered against payment therefor in accordance with the Indenture, will be validly issued, fully paid and non-assessable; all of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid, non-assessable and not subject to any preemptive or similar right; the authorized and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the heading "Capitalization"; the description of the Common

              Stock contained in the Prospectus under the heading "Description of Capital Stock" conforms to the terms thereof contained in the Company's certificate of incorporation; and the shareholders of the Company have no preemptive rights with respect to the Shares under the Company's certificate of incorporation or bylaws or applicable state law;

                     (iii) The Registration Statement has become effective under the Act; and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                     (iv) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Exchange Act, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements, schedules and other financial data included in any of the documents mentioned in this clause;

                     (v) The description of the Credit Agreement dated as of July 31, 1996 among the Company, as borrower, certain commercial lending institutions which are or may become a party thereto, as lenders, and Union Bank of Switzerland, as agent for the lenders, contained under "Acquisition or Disposition of Assets" in the Company's Form 8-K (Date of Event: July 31, 1996), as amended, is accurate in all material respects; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                     (vi) This Agreement has been duly authorized, executed and delivered by the Company; the performance of this Agreement and the consummation of the transactions herein contemplated by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of the property of the Company is subject, the Company's certificate of incorporation or by-laws, or any order, rule or regulation known to such counsel to be applicable to the Company or any subsidiary thereof of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Purchaser;

                     (vii) The statements in the Prospectus under the caption "Description of Capital Stock", insofar as such statements constitute summaries of the documents and legal matters referred to therein, fairly summarize such documents and matters; and

                     (viii) The redemption of all of the outstanding Notes on the Redemption Date has been duly authorized; and the only remaining action required by the terms of the Notes or the Indenture to call the Notes for redemption on the Redemption Date is the giving of the notice of redemption by mail in accordance with the provisions of the Indenture.

                     The foregoing opinions may be limited to the General
              Corporation Law of the State of Delaware, the laws of the State of Texas, the New Jersey Business Corporation Act, the laws of the State of New York and applicable federal law. In rendering the foregoing opinions, counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to the Purchaser) of other counsel reasonably acceptable to the Purchaser as to matters governed by the laws of jurisdictions other than the United States, the State of Texas, and the General Corporation Law of the State of Delaware, and as to matters of fact, upon certificates of officers of the Company and of government officials. Copies of all such opinions and certificates shall be furnished to counsel to the Purchaser on the date the Registration Statement becomes effective and on the Closing Date.

                     Concurrently with the delivery of its opinion, Thompson &
              Knight, P.C., shall advise the Purchaser in writing that, in the course of its representation of the Company in connection with the preparation of the Registration Statement and Prospectus, nothing has come to its attention that gives it any reason to believe either that any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, as of its date or (if applicable) as of the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (2) The written opinion or opinions of Sullivan & Cromwell, counsel for the Purchaser, dated the date the Registration Statement becomes effective and the Closing Date, respectively, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

              (c) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, nor shall there have been any injunction, restraining order or other order of a court or any governmental agency which prohibits or restrains the Purchaser from converting the Notes into Common Stock.

              (d) There shall not have been any change after the date of this Agreement in the charter or by-laws of the Company adversely affecting the rights of the holders of the Common Stock.

              (e) On the effective date of the Registration Statement (prior to the mailing of the Notice of Redemption), and on the Closing Date, respectively, you shall have received a letter from Arthur Andersen LLP, dated the date of delivery thereof, to the effect that (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the rules and regulations of the Commission thereunder; (ii) in their opinion, the financial statements audited by them included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; (iii) nothing came to their attention as a result of performing certain specified procedures that caused them to believe that the unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and (iv) as to such other matters relating to such financial statements and financial information as you may reasonably request and in form and substance satisfactory to you.

              (f) On the effective date of the Registration Statement (prior to the mailing of the Notice of Redemption), and on the Closing Date, respectively, you shall have received a letter from Deloitte & Touche LLP, dated the date of delivery thereof, to the effect that (i) they are independent certified public accountants with respect to each of EDC and the Company within the meaning of the Act and the applicable published rules and regulations thereunder; and (ii) in their opinion, the financial statements in respect of EDC audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder.

              (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and prior to the Time of Mailing any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus (or indicated in the financial statements included or incorporated by reference therein), and (ii) since the respective dates as of which information is given in the Prospectus and prior to the Time of Mailing there shall not have been any change on a consolidated basis in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), in your judgment, taking into account your prior knowledge of the Company and the industry in which the Company operates, so materially and adversely affects the business, financial condition or results of operations of the Company and its subsidiaries (taken as a whole) as to make it impracticable to complete the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

              (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's shares of Common Stock on the New York Stock Exchange, the effect of which in your reasonable judgment makes it impracticable to complete the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) a material adverse change in the condition, financial or otherwise, earnings, business or prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (vi) a substantial national or international calamity or other occurrence of a material adverse change in general economic, political or financial conditions in the United States, or internationally having a material impact on such conditions in the United States, if the effect of any such event specified in clause (iv), (v) or (vi) in your judgment makes it impracticable to complete the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

              (i) On the effective date of the Registration Statement (prior to the mailing of the Notice of Redemption) and also on the Closing Date, the Company shall have furnished or caused to be furnished to you a certificate or certificates, dated the effective date of the Registration Statement and the Closing Date, respectively, of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the date of such certificate or certificates, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to the time such certificate or certificates shall be furnished to you, as to the matters set forth in subsections (a), (c) and (g) of this Section and as to such other matters as you may reasonably request, it being understood, however, that the representation and warranty in Section 1(e) and the condition in Section 5(g) shall extend only to the Time of Mailing.

              If any condition specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all your obligations hereunder may be canceled by you by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Redemption Date, and any such cancellation shall be without liability of any party to any other party except as provided in Section 4, Section 7 and Section 9(c). Opinions and letters received without objection by the Purchaser on the effective date of the Registration Statement or on the Closing Date, as applicable, shall thereafter be deemed to have fulfilled that portion of this Agreement requiring the delivery of such opinions or letters when and as required by this Agreement.

              SECTION 6. Additional Purchases. Until 5:00 p.m., New York City time, on the Redemption Date, you may (but shall be under no obligation to) purchase Notes in such amounts and at such prices as you may deem advisable. The Common Stock acquired by you on conversion of the Notes purchased by you pursuant to this Section may be sold at any time or from time to time by you. It is also understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, you may make purchases and sales of Common Stock or Notes, in the open market or otherwise, for long or short account, on such terms as you deem advisable, and may over-allot in arranging sales, all subject to applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder.

              Subject to the conditions set forth in Section 5 hereof, in the event that Notes to be delivered to the Trustee to be converted into shares of Common Stock pursuant to the guaranteed delivery procedures described in the Notice of Redemption are not so delivered by the close of business on the tenth business day following the Redemption Date, you agree to purchase on the next succeeding business day shares of Common Stock (the "Failed Shares") equal in number to the number of shares of Common Stock which would have been delivered upon conversion of such Notes at a price per share equal to the Purchase Price. At 9:30 a.m., New York City time, on the eleventh business day following the Redemption Date, you agree to pay to the Company, by wire transfer in immediately available funds, the aggregate Purchase Price for the Failed Shares, and the Company agrees simultaneously to deliver to you certificates evidencing the Failed Shares (in definitive form and registered in such names and in such denominations as you shall request by written notice to the Company). The Company shall pay the Purchaser an amount per Failed Share by wire transfer in immediately available funds equal to the highest Take-up Amount per Purchased Share paid by the Company to the Purchaser at the Closing. Delivery of the certificates evidencing the Failed Shares shall be made in accordance with Section 2 hereof.

              SECTION 7. Indemnification. (a) The Company will indemnify you and hold you harmless against any losses, claims, damages or liabilities to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus and any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Prospectus.

              (b) You will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus and any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

              (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) as contemplated therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the aggregate price of the Shares received by the Company bears to the aggregate Take-up Amount for such Shares received by you pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection
(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price of the Shares purchased by you from the Company pursuant to Section 2 of this Agreement and distributed to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Act; and your obligations under this
Section 7 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

              SECTION 8. Indemnities, Agreements, Representations and Warranties to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company and you, as set forth in this Agreement, or as set forth by the

Company in certificates of officers of the Company furnished to you pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or any person who controls you, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

              SECTION 9.  Effectiveness and Termination of Agreement.  (a)
This Agreement shall become effective only upon receipt by you and the Company of notification of the effectiveness of the Registration Statement, unless prior to such time the Company shall have given notice to you or you shall have given notice to the Company that this Agreement shall not become effective.
Any such notice shall be effective only upon receipt.

              (b) Prior to the time the Company commences the mailing to holders of Notes of notices that the Notes is to be redeemed on the Redemption Date, this Agreement may be terminated by the Company by notice to you, or by you by notice to the Company. Any such notice shall be effective only upon receipt.

              (c) If this Agreement shall be terminated pursuant to this Section or Section 5, the Company shall not be under any liability to you except as provided in Section 2, Section 4, Section 7 and Section 8 hereof and except that the Company will reimburse you for all reasonable out-of-pocket expenses incurred by you, including reasonable fees, disbursements and expenses of counsel, in making preparations for the purchase, sale and delivery of the Shares.

              SECTION 10. Notices. Except as herein otherwise provided, all statements, requests, notices and agreements hereunder shall be in writing, and if to you shall be delivered or sent by mail, telex or facsimile transmission to you at 299 Park Avenue, New York, New York 10171, Attention: Richard Messina; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 110 West Broadway, Ardmore, Oklahoma 73401,
Attention: Robert Kelley, President and Chief Executive Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

              SECTION 11. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, you, the Company and, to the extent provided in Section 7 and Section 8 hereof, the officers and directors of the Company and each person who controls the Company or you, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from you shall be deemed a successor or assign by reason merely of such purchase.

              SECTION 12.  Time shall be of the essence of this Agreement.

              SECTION 13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              SECTION 14. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

              If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and, upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.

                                   Very truly yours,

                                   NOBLE AFFILIATES, INC.



                                   By:
                                      ------------------------------
                                      Name:
                                      Title:


Accepted as of the date hereof:

UBS SECURITIES LLC



By:
   ------------------------------
   Name:
   Title: